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                                                                    EXHIBIT 99.1

PROXY                                                                    PROXY
                               ASHFORD.COM, INC.

            3800 BUFFALO SPEEDWAY, SUITE 400, HOUSTON, TEXAS 77098


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASHFORD.COM, INC.
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD _______ ___, 2001


     The undersigned holder of Common Stock, par value $.001, of Ashford.com, Inc. (the "Company") hereby appoints Kenneth Kurtzman and Ryan Maierson, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on ________ __, 2001 at 10:00 a.m. local time, at the Renaissance Hotel, Greenway II Room, Concourse Level, located at 6 Greenway Plaza East, Houston, Texas 77046, and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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                                   (Reverse)
                               ASHFORD.COM, INC.

     [X]    PLEASE MARK VOTES
            AS IN THIS SAMPLE

1. To approve and adopt the merger and the merger agreement, dated as of January 3, 2001, by and among Ashford.com, Inc., a Delaware corporation, Ashford-Guild Art Corporation, Inc., a Delaware corporation and a wholly owned subsidiary of Ashford, and Guild.com, Inc. Under the merger agreement, Ashford-Guild Art Corporation will be merged with and into Guild, with Guild being the surviving corporation and a wholly owned subsidiary of Ashford.

     FOR                 AGAINST              ABSTAIN
     [_]                   [_]                  [_]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

     The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus.

     Signature:
               --------------------------------
     Signature (if held jointly):
                                 -----------------------
     Date:
          -------------, 2001

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.